UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: August 22, 2008
(Date of earliest event reported)
QUEST RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)
210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
(Address of principal executive offices, including zip code)
(405) 600-7704
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K/A is being filed by Quest Resource Corporation (the “Company”) to amend the Company’s Current Report on Form 8-K filed on August 25, 2008 (the “Original Report”). At the time the Original Report was filed, the Company believed Kevin Golmont of Kroll Zolfo Cooper LLC would serve as the Company’s Interim Chief Financial Officer. However, pursuant to subsequent negotiations in connection with the engagement letter to retain Kroll Zolfo Cooper LLC for advisory services, Mr. Golmont will not be serving in this role. The Original Report inadvertently included a draft version of Exhibit 99.1 under Item 9.01. This Current Report has attached the correct version of Exhibit 99.1 and is being amended to omit Mr. Golmont’s biographical information in Item 5.02.
Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 23, 2008, the Board of Directors of Quest Resource Corporation (the “Company”) accepted the resignation of Jerry Cash, as Chairman, President, and Chief Executive Officer of the Company. The resignation followed the discovery, in connection with an inquiry from the Oklahoma Department of Securities, of questionable transfers of Company funds to an entity controlled by Mr. Cash. Initial indications are that the amount in question appears to involve about $10 million. The Board of Directors, jointly with the boards of directors of the general partners of Quest Energy Partners, L.P. and Quest Midstream Partners, L.P., has formed a joint special committee to investigate the matter and consider the effect on the Company’s financial statements.
     On August 24, 2008, the Board of Directors appointed David C. Lawler as President of the Company and elected Mr. Lawler to the Company’s Board of Directors to fill the vacancy created by Mr. Cash’s resignation. Mr. Lawler, 40, has served as the Company’s Chief Operating Officer since May 2007. Mr. Lawler has been a director and Chief Operating Officer of the general partner of Quest Energy Partners, L.P. since Quest Energy Partners’ initial public offering in November 2007 and was appointed President on August 24, 2008. Mr. Lawler has more than 17 years of oil and gas industry experience in various senior management and engineering positions. Prior to joining Quest, Mr. Lawler was employed by Shell Exploration & Production Company from May 1997 to May 2007. Mr. Lawler served in roles of increasing responsibility for Shell Exploration & Production, most recently as engineering and operations manager for multiple assets along the U.S. Gulf Coast. Prior to joining Shell, Mr. Lawler was employed by predecessor companies of ConocoPhillips in various domestic engineering and operations positions. Mr. Lawler graduated from the Colorado School of Mines in 1990 with a bachelor’s of science degree in petroleum engineering and earned his Masters in Business Administration from Tulane University in 2003.
     On August 22, 2008, Mr. David E. Grose, the Company’s Chief Financial Officer, was placed on a paid administrative leave of absence during the internal investigation discussed above.
     The Company has retained Kroll Zolfo Cooper LLC to assist in the accounting and finance functions during Mr. Grose’s absence. Kevin Golmont of Kroll will be leading Kroll’s efforts in this capacity.
     On August 22, 2008, Bob G. Alexander resigned from the Board of Directors of the Company and as the chair of the nominating committee and as a member of the audit committee. Mr. Alexander, who joined the Board in May 2008, resigned in light of the significant time commitments anticipated due to the other events described in this filing.
     The press release attached hereto as Exhibit 99.1 is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

99.1	Press release of Quest Resource Corporation dated August 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION
	By:	/s/ David C. Lawler
David C. Lawler
Date: September 2, 2008		President

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